Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, by and between Teads N.V., a naamloze vennootschap incorporated under the laws of the Netherlands (the “Company”), Altice International S.à r.l., a private limited liability company incorporated under the laws of Luxembourg, Mr. Pierre Chappaz and Mr. Bertrand Quesada.

WHEREAS, the Company has filed a registration statement on Form F-1 (File No. 333-257715) under the Securities Act (as defined herein) with respect to the initial public offering (“Offering”) of Class A common shares of the Company, par value €0.01 per share (the “Class A Shares”);

WHEREAS, following the Offering, the Company will have two classes of common shares, Class A Shares and Class B common shares, par value €0.25 per share (the “Class B Shares” and together with the Class A Shares, the “Shares”);

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities (as defined herein) held from time to time by the Eligible Shareholders (as defined herein) subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Altice” means Altice International S.à r.l. and any successors thereto.

“Altice Equity Holder” means (i) Altice, (ii) any Subsidiary of Next Alt S.à r.l. to which Registrable Securities may be transferred or issued, and (iii) any Registration Rights Transferee under Section 11.02(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Articles” means the articles of association of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day in New York, New York, the Netherlands or Luxembourg City, Luxembourg on which banking institutions are authorized or required by law or regulation to close.

“Class A Shares” shall have the meaning set forth in the Preamble.

“Class B Shares” shall have the meaning set forth in the Preamble.

“Commission” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Company” shall have the meaning set forth in the Preamble.

“Demand Registrations” shall have the meaning set forth in Section 2.02(a).

“Eligible Shareholder” means a Qualified Holder that owns Registrable Securities, including any Registration Rights Transferee, as set forth on Schedule 1 attached hereto, as amended from time to time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Family Member” means, with respect to any natural person who is a Founder Equity Holder, such person’s spouse, domestic partner, parents, stepparents, grandparents, lineal descendants, siblings and lineal descendants of siblings. Lineal descendants include adopted persons and stepchildren.

“Founder Equity Holder” means Pierre Chappaz and Bertrand Quesada.

“Governmental Authority” means any regional, Federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Indemnified Party” shall have the meaning set forth in Section 8.03.

“Indemnifying Party” shall have the meaning set forth in Section 8.03.

“Lock-Up Securities” shall have the meaning set forth in Section 5.01.“Long-Form Demand Registration” shall have the meaning set forth in Section 2.01(b).

“Losses” shall have the meaning set forth in Section 8.01.

“Offering” shall have the meaning set forth in the Preamble.

“Other Shareholders” shall have the meaning set forth in Section 4.03.

“Permitted Entity” means (a) a Permitted Trust solely for the benefit of (i) a Founder Equity Holder, (ii) one or more Family Members of such Founder Equity Holder and/or (iii) any other Permitted Entity of such Founder Equity Holder;

(b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) a Founder Equity Holder, (ii) one or more Family Members of such Founder Equity Holder and/or (iii) any other Permitted Entity of such Founder Equity Holder;

(c) the personal representative of the estate of a Founder Equity Holder upon the death of such Founder Equity Holder solely to the extent such individual or entity is acting in the capacity as personal representative of such estate;

(d) a revocable living trust, which revocable living trust is itself a Permitted Trust, following the death of the natural person grantor of such trust, solely to the extent that Registrable Shares are held in such trust pending distribution to the beneficiaries designated in such trust, all of whom are Qualified Holders; and

(e) a guardian or conservator of a Qualified Holder who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his own affairs by a court of competent jurisdiction, solely in that guardian’s or conservator’s capacity as such.

Except as explicitly provided for in the Articles, a Permitted Entity of a Founder Equity Holder shall not cease to be a Permitted Entity of that Founder Equity Holder solely by reason of his death.

“Permitted Transfer” means any transfer of Shares to a Qualified Holder.

“Permitted Trust” means a trust where each trustee is (a) a Founder Equity Holder, (b) a Family Member of a Founder Equity Holder, or (c) a professional (including an attorney or accountant) in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity or any Governmental Authority.

“Piggyback Registration” shall have the meaning set forth in Section 4.01.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable Federal statute then in effect (other than any registration statement on Form S-8, Form F-4 or Form S-4 or any successor forms thereto).

“Qualified Holder” means (i) any Altice Equity Holder, or (ii) any Founder Equity Holder or any Family Member or Permitted Entity of such Founder Equity Holder.

“Registrable Securities” means (i) Class A Shares issued beneficially owned by Altice or a Founder Equity Holder at the closing of the Offering, but only to the extent held by Qualified Holders, (ii) Class A Shares issuable upon the conversion of Class B Shares beneficially owned by Altice at the closing of the Offering or received in exchange for any additional capital contributions subsequent to the Offering by an Altice Equity Holder and approved by the board of directors, but only to the extent held by Qualified Holders and (iii) Class A Shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise, but only to the extent held by Qualified Holders; provided, however, that any such Shares shall cease to be Registrable Securities when they (a) have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration; (b) have been sold pursuant to Rule 144; or (c) are eligible for resale by an Eligible Shareholder under Rule 144 without volume or manner of sale restrictions, as determined by the Company in its discretion after consultation with Company counsel.

“Registration Expenses” shall have the meaning set forth in Section 7.01.

“Registration Rights Transferee” shall have the meaning set forth in Section 11.02(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Shares” shall have the meaning set forth in the Recitals.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.01(a).

“Shelf Underwritten Offering” shall have the meaning set forth in Section 2.07.

“Short-Form Demand Registrations” shall have the meaning set forth in Section 2.02(a).

“Subsequent Shelf Registration Statement” shall have the meaning set forth in Section 3.01(a).

“Subsidiary” means an incorporated or unincorporated entity in which another Person (i) has a majority of the shareholders’ or members’ voting rights or (ii) has the right to appoint or remove a majority of the members of the administrative, management or supervisory body and is at the same time a shareholder in or member of such entity.

“Take-Down Notice” shall have the meaning set forth in Section 2.07.

“Transferring Shareholder” shall have the meaning set forth in Section 11.02(a).

ARTICLE II

Demand Registration

SECTION 2.01 Long-Form Registrations. (a) Subject to the terms of this Agreement, at any time after such Registrable Securities are no longer subject to the underwriter lock-up applicable to the Offering (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Securities), Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding shall be entitled to request registration under the Securities Act of all or part of the Registrable Securities on Form F-1 or any similar long-form registration statement; provided, however, that with respect to any request under this Section 2.01(a), (i) the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall equal or exceed $75,000,000 and (ii) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form F-3 or any similar short-form registration statement for the sale of Registrable Securities by the Eligible Shareholders.

(b) Within ten days after receipt of any written request pursuant to this Section 2.01, the Company shall give written notice of such request to all Eligible Shareholders, and shall use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from Eligible Shareholders within ten days after delivery of the Company’s notice, and thereupon the Company shall use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act. A registration requested pursuant to this Section 2.01 is referred to herein as a “Long-Form Demand Registration”.

SECTION 2.02 Short-Form Registrations. (a) In addition to the Long-Form Demand Registration rights provided pursuant to Section 2.01 above, at any time after such Registrable Securities are no longer subject to the underwriter lock-up applicable to the Offering (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Securities) and commencing on the date on which the Company becomes eligible to register securities issued by it on a Form F-3 or any similar short-form registration statement, Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding shall be entitled to request registration under the Securities Act of all or part of the Registrable Securities on Form F-3 or such similar short-form registration statement (“Short-Form Demand Registrations” and, together with Long-Form Demand Registrations, “Demand Registrations”); provided, however, that with respect to any request under this Section 2.02(a), the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall equal or exceed $75,000,000; provided, further, that if the Company has a registration statement filed with the Commission in accordance with and pursuant to Rule 415 under the Securities Act, then such demand right shall be exercised in accordance with Section 2.07.

(b) Within ten days after receipt of any written request pursuant to this Section 2.02, the Company shall give written notice of such request to all Eligible Shareholders, and shall use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from Eligible Shareholders within ten days after delivery of the Company’s notice, and thereupon the Company shall use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act. Demand Registrations must be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form. If for marketing or other reasons, the managing underwriter(s) with respect to any Short-Form Demand Registration request the inclusion in the registration statement of information that is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Demand Registration, the Company shall provide such information as may be reasonably requested for inclusion by the managing underwriter(s) in the Short-Form Demand Registration.

SECTION 2.03 Registration Amount and Number of Demands. Each request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold. The maximum number of demand registration requests available under Article II shall be unlimited.

SECTION 2.04 Payment of Expenses for Demand Registrations. The Company shall pay all Registration Expenses for the Demand Registrations made under Section 2.01 or Section 2.02. A registration shall not count as a Demand Registration until it has become effective.

SECTION 2.05 Priority. If the managing underwriter(s) with respect to a Demand Registration involving more than one Eligible Shareholder advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such Demand Registration should be reduced due to adverse market conditions, market demand or otherwise, then, unless otherwise agreed by all of the Eligible Shareholders who have requested inclusion of Registrable Securities in the applicable Demand Registration, the Company shall include in such registration statement (a) first, the Shares requested to be included therein by the Altice Equity Holders, pro rata on the basis of the number of such Registrable Securities requested by such holders to be included in the applicable Demand Registration and (b) second, the Shares requested to be included therein by the Founder Equity Holders, pro rata on the basis of the number of such Registrable Securities requested by such holders to be included in the applicable Demand Registration

SECTION 2.06 Restrictions. The Company shall not be obligated to effect any Demand Registration within 120 days after the effective date of a previous Demand Registration. In addition, with respect to any Demand Registration, if (A) (i) in the good faith judgment of the Company, there is a material adverse change in the condition, financial or otherwise, prospects, earnings or business affairs of the Company that has not been disclosed to the general public or (ii) the Company is planning to prepare and file a registration statement for a primary offering by the Company of its securities, and (B) the chief executive officer or chief financial officer of the Company notifies in writing the holders of the Registrable Securities requesting such Demand Registration that such officer has reasonably concluded that under such circumstances, it would be in the Company’s best interest to postpone the filing of a Demand Registration, then the Company may postpone for up to 45 days the filing or the effectiveness (but not the preparation) of a registration statement for a Demand Registration; provided, that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of a registration statement for a Demand Registration more than three times during any 12-month period and such postponements shall not exceed 90 days in the aggregate (unless the requesting holders of Registrable Securities consent in writing to a longer postponement of the filing or effectiveness of such registration statement).

SECTION 2.07 Underwritten Offerings. All Demand Registrations shall be underwritten (which shall include “block trades”) and in no event shall the Company be obligated to effect any underwritten offering other than through a Demand Registration. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Article III is effective, if Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding deliver a notice to the Company (a “Take-Down Notice”) demanding an underwritten offering of all or part of their Registrable Securities (the aggregate amount of such Registrable Securities to be at least $75,000,000), included by them on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. In connection with any Shelf Underwritten Offering:

(a) the Company shall deliver the Take-Down Notice to all other holders of Registrable Securities included on such Shelf Registration Statement and permit each such holder to include its Registrable Securities on the Shelf Registration Statement in the Shelf Underwritten Offering if such holder notifies the Company within five days after delivery of the Take-Down Notice to such holder; and

(b) in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such take down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such take-down offering in the same manner as described in Section 2.05 with respect to a limitation of Shares to be included in a registration.

SECTION 2.08 Selection of Underwriters. In connection with any Demand Registration, the managing underwriter(s) in respect of such offering shall be chosen by the Altice Equity Holders requesting such registration, subject to the approval of the Company (which approval shall not be unreasonably withheld).

ARTICLE III

Shelf Registrations

SECTION 3.01 Right to Shelf Registration. (a) Subject to the terms of this Agreement, in addition to the Demand Registrations and commencing on the date on which the Company becomes eligible to register securities issued by it on a Form F-3 or any similar short-form registration statement, Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding shall be entitled to request that the Company file a shelf registration statement on Form F-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto) with respect to all or part of the Registrable Securities (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments thereto, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference therein, the “Shelf Registration Statement”. Within ten days after receipt of any written request pursuant to this Section 3.01, the Company shall give written notice of such request to all Eligible Shareholders, and shall use its reasonable best efforts to include in such Shelf Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion from Eligible Shareholders within ten days after delivery of the Company’s notice.

The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration Statement effective and updated, from the date such Shelf Registration Statement is declared effective until the date as of which all of the Registrable Securities included in the Shelf Registration Statement have been sold or cease to be Registrable Securities.

(b) If the Shelf Registration Statement has been effective for three years, at the end of the third year, if requested by Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding, the Company shall use its reasonable best efforts to promptly file a new shelf registration statement (a “Subsequent Shelf Registration Statement”) on Form F-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto). Within ten days after receipt of any written request pursuant to this Section 3.01, the Company shall give written notice of such request to all Eligible Shareholders, and shall use its reasonable best efforts to include in such Subsequent Shelf Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion from Eligible Shareholders within ten days after delivery of the Company’s notice.

The Company shall use its reasonable best efforts to cause any Subsequent Shelf Registration Statement to be declared effective by the Commission as soon as practicable after such filing, and shall use its reasonable best efforts to keep any Subsequent Shelf Registration Statement effective and updated, from the date such Subsequent Shelf Registration Statement is declared effective until the earlier of (i) the date as of which all of the Registrable Securities included in the Subsequent Shelf Registration Statement have been sold or cease to be Registrable Securities and (ii) the third anniversary of the initial effective date of the Subsequent Shelf Registration Statement. If the Subsequent Shelf Registration Statement has been effective for three years, at the end of the third year, if requested by Altice Equity Holders holding at least 10% of the Registrable Securities then outstanding, the Company shall use its reasonable best efforts to promptly file a new Subsequent Shelf Registration Statement on Form F-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto).

(c) From time to time, Altice Equity Holders, when holding at least 10% of the Registrable Securities, shall be entitled to request that the Company amend the Shelf Registration Statement or any Subsequent Shelf Registration Statement to (i) include all or part of the Registrable Securities not already covered by the Shelf Registration Statement or any Subsequent Shelf Registration Statement or (ii) amend the plan of distribution as reasonably necessary to permit resales of Registrable Securities in the manner contemplated by such requesting holders (subject to the limitations of Section 2.07). Upon receipt of a request to amend a Shelf Registration Statement or any Subsequent Shelf Registration Statement in accordance with this subsection, the Company shall use its reasonable best efforts to cause such amendment to be filed as soon as reasonably practicable after the receipt of such request.

(d) Payment of Expenses for Shelf Registrations. The Company shall pay all Registration Expenses for the shelf registrations made under this Article III.

ARTICLE IV

Piggyback Registrations

SECTION 4.01 Right to Piggyback. At any time, whenever the Company proposes to register any of its equity securities under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of Registrable Securities (each, a “Piggyback Registration”) (except for registrations on Form S-8, Form F-4 or Form S-4 or any successor forms thereto), the Company shall give written notice, at least ten days prior to the proposed filing of such registration statement, to all Eligible Shareholders, of its intention to effect such a registration and shall use its reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 4.02 and 4.03 below) with respect to which the Company has received written requests for inclusion specifying the number of Registrable Securities desired to be registered, which requests shall be delivered within ten days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

SECTION 4.02 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriter(s) advise the Company in writing that, in their opinion, the number of Company securities requested to be included in the registration (including securities of the Company that are not Registrable Securities) should be reduced due to adverse market conditions, market demand or otherwise, then the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities to be included in such registration and underwriting shall be determined as follows: (a) first, any securities that the Company proposes to sell; (b) second, the Registrable Securities requested to be included in such registration by Altice Equity Holders, pro rata among such holders on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, (c) third, the Registrable Securities requested to be included in such registration by Founder Equity Holders, pro rata among such holders on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and (d) fourth, other securities, if any, requested to be included in such registration.

SECTION 4.03 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of any Person, other than Eligible Shareholders, who has the contractual right to initiate such a registration (the “Other Shareholders”), the Company shall provide a notice to all Eligible Holders in a manner set forth in Section 4.01. If the managing underwriter(s) advise the Company in writing that, in their opinion, the number of Company securities requested to be included in the registration (including securities of the Company that are not Registrable Securities) should be reduced due to adverse market conditions, market demand or otherwise, the Company shall include in such registration: (a) first, the Shares requested to be included therein by the Other Shareholders, (b) second, the Registrable Securities requested to be included in such registration by Altice Equity Holders, pro rata among such holders on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, (c) third, the Registrable Securities requested to be included in such registration by Founder Equity Holders, pro rata among such holders on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and (d) fourth, other securities, if any, requested to be included in such registration.

SECTION 4.04 Selection of Underwriters. In connection with any Piggyback Registration resulting from the Company’s proposal to register any of its Shares for its own account, the Company shall have the right to select the managing underwriter(s) in respect of such offering in its sole discretion.

SECTION 4.05 Payment of Expenses for Demand Registrations. The Company shall pay all Registration Expenses for the Piggyback Registrations under this Article IV.

ARTICLE V

Additional Agreements

SECTION 5.01 Holders’ Agreements. To the extent consistent with applicable law, each holder of Registrable Securities agrees that upon request of the Company or the managing underwriter(s) of any underwritten offering of the Company’s securities, any holder participating in such underwritten offering shall not, directly or indirectly (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for Shares, whether then owned or thereafter acquired by such holder or with respect to which the holder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Shares or other securities, in cash or otherwise (other than those securities included by such holder in the offering in question, if any), without the prior written consent of the Company or such underwriters, as the case may be, during the period of up to 180 days following the effective date of the registration statement for such underwritten offering; provided, however, that the foregoing restrictions shall not apply to (a) Shares being sold in such underwritten offering, (b) transactions relating to Lock-Up Securities or other securities acquired in the open market, (c) transfers of Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities (i) as bona fide gifts, gifts, or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of such holder or to any trust for the direct or indirect benefit of such holder or one or more immediate family members of such holder (for purposes of this Section 5.01, “immediate family” shall mean any spouse or domestic partner and any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (d) sales or other dispositions to affiliates of such holder; provided that it shall be a condition to any transfer pursuant to clauses (c) and (d) that (i) the transferee/donee agrees to be bound by the terms of a lock up agreement (including, without limitation, the foregoing restrictions) to the same extent as if the transferee/donee were a party hereto and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of a lock up period, and (e) the transfer of such holder’s Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that the recipient of such transfer or distribution shall be subject to the foregoing restrictions.

In addition, each holder of Registrable Securities shall enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter(s) may reasonably request.

SECTION 5.02 Company’s Agreements. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period following the effective date of a registration statement filed under Article II hereof (except as part of any such underwritten registration or pursuant to registrations on Form S-8, Form F-4 or Form S-4 or any successor forms thereto), unless the managing underwriter(s) otherwise agree.

SECTION 5.03 Suspension of Resales. The Company shall be entitled to suspend for up to 45 days the use of the prospectus forming the part of any registration statement, including a Shelf Registration Statement, which has theretofore become effective at any time if, in the good faith judgment of the Company, there is a material adverse change in the condition, financial or otherwise, prospects, earnings or business affairs of the Company that has not been disclosed to the general public and the chief executive officer or chief financial officer of the Company notifies in writing the holders of the Registrable Securities included in such registration statement and not previously sold thereunder that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to suspend the use of such prospectus; provided, however, that the Company may not exercise its rights under this Section 5.03 more than three times in any 12-month period and the duration of such suspensions shall not, taken together with any postponements pursuant to Section 2.06, exceed 90 days in the aggregate in any 12-month period (unless the holders of at least 10% of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer suspension). Each holder of Registrable Securities included in any such registration statement and not previously sold thereunder agrees that upon its receipt of such written notification it shall immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such holder has received copies of the supplemented or amended prospectus or until such holder is advised by the Company in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

ARTICLE VI

Registration Procedures

SECTION 6.01 Registration Procedures. Whenever requests for registration have been made pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as reasonably possible:

(a) prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall furnish copies of all such documents proposed to be filed to one counsel designated by Altice Equity Holders holding at least 10% of the Registrable Securities covered by such registration statement and to the extent practicable under the circumstances, provide such counsel an opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein and the Company shall consider in good faith any comments reasonably requested by such counsel with respect to such information);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective until the later of (i) the date that is 180 days after its effectiveness and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectuses included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Eligible Shareholders reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not already subject to taxation;

(f) promptly notify each seller of such Registrable Securities and, if requested by such seller, confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

(g) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or fails to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller (but subject to the terms of Section 5.03), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;

(i) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(j) enter into such customary agreements (including, if applicable, underwriting agreements in customary form) and take all such other customary actions as the holders of 10% of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k) use reasonable best efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of Registrable Securities to be sold and to remove any restrictive notation from the books and records of the transfer agent or the Company, as applicable; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least three Business Days prior to any sale of Registrable Securities;

(l) subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration;

(m) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority;

(p) at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement (i) all legal opinions from counsels of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such underwriters and sellers of Registrable Securities may reasonably agree upon and (ii) a “comfort letter” or “comfort letters” from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which comfort letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectuses, or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

(q) with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the managing underwriter(s) with respect to, and participate, in “road shows” in connection with the marketing efforts for the distribution and sale of Registrable Securities pursuant to a registration statement.

ARTICLE VII

Registration Expenses

SECTION 7.01 Company’s Expenses. The Company shall pay all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; fees and disbursements of counsel for the Company; reasonable fees and disbursements of one counsel chosen by Altice Equity Holders holding 10% of the Registrable Securities to be included in such registration to represent all holders of Registrable Securities to be included in the registration; fees and disbursements of the Company’s registered public accounting firm; and reasonable fees and disbursements of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and holders of Registrable Securities, all underwriting discounts and commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Company shall pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange.

SECTION 7.02 Holder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, each holder of Registrable Securities included in a registration shall pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder shall be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

ARTICLE VIII

Indemnification

SECTION 8.01 By the Company. The Company agrees to indemnify, to the extent permitted by law, each Eligible Shareholder and, as applicable, each of its trustees, shareholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) (collectively, “Losses”) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Eligible Shareholders. The payments required by this Section 8.01 must be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred; provided, however, that if a final and non-appealable judicial determination shall be made that such Indemnified Party (as defined below) is not entitled to indemnification for any such Losses, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have paid or reimbursed such Indemnified Party.

SECTION 8.02 By Each Eligible Shareholder. In connection with any registration statement in which an Eligible Shareholder is participating, each such holder shall furnish to the Company in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company and, as applicable, each of its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder expressly for use in such registration statement, prospectus or preliminary prospectus. In connection with a Demand Registration or any other underwritten offering in which a holder of Registrable Securities is participating, such holder shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that any obligation to indemnify under this Section 8.02 will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the gross amount (before underwriting discounts) received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such Losses resulted from such holder’s intentionally fraudulent conduct.

SECTION 8.03 Procedure. Each party entitled to indemnification under this Article VIII (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such participation if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, further, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article VIII only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

SECTION 8.04 Survival. The indemnification (and contribution provisions in Section 9.01 below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

ARTICLE IX

Contribution

SECTION 9.01 Contribution. If the indemnification provided for in Section 8.01 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Article VIII, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Article IX, an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (a) the gross amount (before underwriting discounts) received by such holders from the sale of Registrable Securities sold by such holder exceeds (b) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such Losses in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

SECTION 9.02 Equitable Considerations; Etc. The Company and the Eligible Shareholders agree that it would not be just and equitable if contribution pursuant to this Article IX were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE X

Compliance with Rule 144

SECTION 10.01 Compliance with Rule 144. At the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144, the Company shall (i) promptly furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule

144, and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144.

ARTICLE XI

Miscellaneous

SECTION 11.01 Amendments and Waivers. Any waiver, consent or approval of any kind of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Except as set forth in Section 11.02(c), any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company and a majority-in-interest of the holders of Registrable Securities. No waiver by any party of any default, misrepresentation or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

SECTION 11.02 Transfer of Rights. (a) The rights of any Altice Equity Holder (a “Transferring Shareholder”) under this Agreement shall be transferable at the option of such Transferring Shareholder, by notice to the Company, to any transferee of Registrable Securities that acquires at least 5% of the Registrable Securities outstanding on the date of the transfer (a “Registration Rights Transferee”).

(b) Any such transfer of rights under Section 11.02(a) will be effective upon (i) receipt by the Company of a written notice from such Transferring Shareholder stating the name and address of any Registration Rights Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) receipt by the Company of a written agreement from the Registration Rights Transferee to be bound by the terms of this Agreement, upon which such Registration Rights Transferee will be deemed to be a party hereto and have the rights and obligations of the Transferring Shareholder hereunder with respect to the Registrable Securities transferred, as if it were an original signatory to this Agreement.

(c) In connection with (1) any Permitted Transfer and (2) any transfer pursuant to Section 11.02(a), Schedule 1 of this Agreement will be amended so as to reflect such transfer or receipt, and each of the Persons and Registration Rights Transferees listed on such amended Schedule 1 will be deemed to be party to, and will be entitled to the benefits of, this Agreement (as if it were an original signatory to this Agreement).

SECTION 11.03 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors, assigns, heirs, executors and personal representatives of the parties hereto, whether so expressed or not.

SECTION 11.04 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

SECTION 11.05 Notices. Any notice or communication by the Company or any Eligible Shareholder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, email or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

Teads N.V.

Danzigerkade 15B

1013 AP Amsterdam

The Netherlands

Attention:    Bertrand Quesada

                     Caroline Barbery

                    Natacha Marty

With a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attention:    Richard Alsop

                     Kristina Trauger

Facsimile:   (646) 848-7333

If to an Eligible Shareholder, to the address indicated on Schedule 1 attached hereto as amended from time to time.

The Company or any Eligible Shareholder, by notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 11.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 11.07 Consent to Jurisdiction. Each of the parties (a) consents to submit itself to the personal jurisdiction of the courts of the State of New York and any Federal court sitting in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of New York or any Federal court sitting in the State of New York.

SECTION 11.08 Remedies. Altice, the Company and Eligible Shareholders holding at least 25% of the Registrable Securities then outstanding will be entitled to enforce its rights and entitlements under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement. For the avoidance of doubt, Eligible Shareholders holding less than 25% of the Registrable Securities then outstanding will not be entitled to enforce any of the rights and entitlements under this Agreement.

SECTION 11.09 Further Assurances. Each of the parties hereto shall, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

SECTION 11.10 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.11 Entire Agreement. This Agreement (including Schedule 1 attached hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) among the Company and the Eligible Shareholders, with respect to the subject matter hereof.

SECTION 11.12 Execution in Counterparts. This Agreement may be executed (manually or by electronic means) by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.13 No Third-Party Beneficiaries. Except as provided in Articles VIII and IX and Section 11.02, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 11.14 Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

SECTION 11.15 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

Teads N.V.

by:
Name:
Title:

Altice International S.à r.l.

by:
Name:
Title:

Pierre Chappaz

Bertrand Quesada

Schedule 1

Eligible Shareholders

Altice International S.à r.l.

5 rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Pierre Chappaz

Immeuble One Monte Carlo

Place du Casino

98000 Monaco

Monaco

Bertrand Quesada

Flat 6 Tenby Mansions

Nottingham Street

Marylebone, London W1U5ER

United Kingdom